Exhibit 99.1

Specialty Laboratories Announces Change in Board of Directors

Richard K. Whitney Appointed Chairman

VALENCIA, Calif.—February 10, 2005—Specialty Laboratories, Inc. (Specialty) (NYSE:SP), a leading hospital-focused clinical reference laboratory, announced today the resignation of Richard E. Belluzzo, chairman, from Specialty’s Board of Directors.  Richard K. Whitney, currently a member Specialty’s Board, was appointed chairman.

“On behalf of Specialty’s Board and employees, I would like to thank Mr. Belluzzo for his many years of service to Specialty,” said Rich Whitney, Specialty’s chairman.  “Through his recent efforts, we strengthened Specialty’s Board of Directors with the addition of three new independent directors, completed the transition to our new facility and developed our strategic plan for 2005 and beyond.  Although we regret his departure, we understand that his recently expanded responsibilities as CEO of Quantum Corporation demand his undivided attention.”

“It’s been a privilege working with Specialty’s directors and officers over the last eight and a half years,” said Richard Belluzzo.  “My decision to step down was necessary to provide me more time to focus on my other professional obligations.  Specialty has executed an impressive turnaround in the last few years, and I’m confident that the company is well positioned to capitalize on the opportunities that lie ahead.”

Specialty’s Board of Directors will now consist of eight directors, five of whom are independent.

Mr. Whitney is an independent health care consultant and private investor, and recently served as chief financial officer of DaVita, Inc., a leading provider of dialysis services in the United States (DaVita is publicly traded on the New York Stock Exchange).  Mr. Whitney was a lead executive in DaVita’s turnaround from 2000 through 2004.  He currently serves on the board of directors of Light Sciences Corporation, a medical device company.  Mr. Whitney received his undergraduate degree from the University Scholars Program at Pennsylvania State University and his Masters Degree in Business Administration from Harvard Business School.

About Specialty

Specialty Laboratories performs highly advanced clinical tests used by physicians to diagnose, monitor and treat disease.  Offering an extensive menu of specialized testing options for more than ten major medical specialties, Specialty provides hospitals, laboratories and specialist physicians a single-source solution for their non-routine testing needs.  By focusing on complex and technologically advanced testing, Specialty does not directly compete with clients for routine testing work and offers clinical testing services that generally complement the laboratory capabilities of its clients.  Committed to outstanding client service and support, Specialty leads the industry with interconnectivity solutions for the efficient transmission of test orders and results.  Distinguished R&D capabilities support Specialty’s leadership position in specialized clinical testing.  Through internal research programs and technology partnerships, Specialty develops new and enhanced tests for reliable and cost-effective patient assessment.  Specialty’s Web address is www.specialtylabs.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning Specialty’s positioning and ability to capitalize on future business opportunities.  These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements.  In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty’s objectives or plans will be achieved.  Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

Contact

Greg Mann

Specialty Laboratories

661-799-6691

gmann@specialtylabs.com